UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2016

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdictionof Incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

1430 U.S. Highway 206, Suite 200, Bedminster NJ		07921
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of our formal search for an individual to serve as our Chief Executive Officer, on September 27, 2016, we entered into an employment agreement, effective October 3, 2016, with Khoso Baluch. Unless renewed pursuant to the terms thereof, the agreement will expire on October 3, 2019. Mr. Baluch will also be appointed to our Board of Directors on October 3, 2016, and we will use our best efforts to cause Mr. Baluch to be elected to the Board of Directors throughout the term of his employment agreement, unless there is a change of control.

Mr. Baluch previously served as Senior Vice President and President Europe, Middle East & Africa EMEA of UCB, SA, or UCB, from January 2015 to early 2016, Senior Vice President and President of the European Region of UCB from February 2013 to December 2014, and Senior Vice President and Chief Marketing Officer of UCB from January 2010 to February 2013. Prior to joining UCB, Mr. Baluch worked for Eli Lilly & Co for 24 years, holding international positions spanning Europe, the Middle East and the United States in general management, business development, market access and product leadership. He has served as an independent director of Poxel SA, a French publically traded biotech company, since 2013. Mr. Baluch holds a BSc in Aeronautical Engineering from City University London and a Masters of Business Administration from Cranfield School of Management.

There are no family relationships between Mr. Baluch and any other director or executive officer of ours or any person nominated or chosen by us to become a director or executive officer of ours. There are no transactions with us in which Mr. Baluch has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In exchange for his service as our Chief Executive Officer, Mr. Baluch will receive an annual base salary of $375,000, which cannot be decreased unless all officers and/or members of our executive management team experience an equal or greater percentage reduction in base salary and/or total compensation, provided that any reduction in Mr. Baluch’s salary may be no greater than 25%. Mr. Baluch will be eligible for an annual bonus, which may equal up to 80% of his base salary then in effect, as determined by our Board or compensation committee. In determining such bonus, our Board or compensation committee will take into consideration the achievement of specified company objectives, predetermined by the Board, and specified personal objectives, predetermined by the Board and Mr. Baluch. For fiscal year 2016, Mr. Baluch’s bonus will be prorated, contingent upon Mr. Baluch meeting performance objectives established by the Board and Mr. Baluch. Mr. Baluch must be employed through December 31 of a given year to earn that year’s annual bonus.

In connection with his employment, we granted Mr. Baluch stock options to purchase 1,850,000 shares of our common stock, with 1,250,000 of the options vesting in four equal annual installments on the first four anniversaries of the grant date. Of the remaining options, 300,000, split into three equal tranches, become exercisable upon the achievement specified performance milestones, provided that these options will be forfeited if the milestones are not achieved within four years of grant date and provided further that these options will not vest before December 18, 2018. The remaining 300,000 options become exercisable upon the achievement of a specified average closing stock price, provided that these options will not vest before December 31, 2018 and if the specified average closing stock price is not met on or prior to December 31, 2018, the options will be forfeited. In each case, Mr. Baluch must be an employee of ours or consultant to us on the applicable vesting date.

Mr. Baluch will receive up to $75,000 to cover expenses associated with his relocation.

Mr. Baluch is eligible to participate in all employee benefits available to our senior executives from time-to-time. Pursuant to the agreement, Mr. Baluch is eligible for up to four weeks of paid vacation per year and may be reimbursed for specified business-related expenses. After the initial three-year term of Mr. Baluch’s employment agreement, the agreement will automatically renew for additional successive one-year periods, unless either party notifies the other in writing at least 90 days before the expiration of the then current term that the agreement will not be renewed.

If we terminate Mr. Baluch’s employment for Cause (as defined below), Mr. Baluch will be entitled to receive only the accrued compensation due to him as of the date of such termination, rights to indemnification and directors’ and officers’ liability insurance, and as otherwise required by law. All unvested shares of restricted stock then held by him will be forfeited to us as of such date, and all unexercised options to purchase shares of our capital stock, whether or not vested, will immediately terminate.

If we terminate Mr. Baluch’s employment other than for Cause, death or disability, other than by notice of nonrenewal, or if Mr. Baluch resigns for Good Reason (as defined below), Mr. Baluch will receive the following benefits: (i) payment of any accrued compensation and any unpaid bonus for the prior year, as well as rights to indemnification and directors’ and officers’ liability insurance and any rights or privilege otherwise required by law; (ii) we will continue to pay his base salary and benefits for a period of 12 months following the effective date of the termination of his employment; (iii) payment on a prorated basis for any partial bonus earned by Mr. Baluch based on the actual achievement of the specified bonus objectives; (iv) if Mr. Baluch timely elects continued health insurance coverage under COBRA, then we will pay the premium to continue such coverage for Mr. Baluch and his eligible dependents in an amount equal to the portion paid for by us during Mr. Baluch’s employment until the conclusion of the time when he is receiving continuation of base salary payments or until he becomes eligible for group health insurance coverage under another employer’s plan, whichever occurs first, provided however that we have the right to terminate such payment of COBRA premiums on behalf of Mr. Baluch and instead pay him a lump sum amount equal to the COBRA premium times the number of months remaining in the specified period if we determine in our discretion that continued payment of the COBRA premiums is or may be discriminatory under Section 105(h) of the Internal Revenue Code of 1986, as amended; and (v) all restricted shares and unvested stock options held by Mr. Baluch that are scheduled to vest on or before the next succeeding anniversary of the date of termination shall be accelerated and deemed to have vested as of the termination date. The separation benefits set forth above are conditioned upon Mr. Baluch executing a release of claims against us, our parents, subsidiaries and affiliates and each such entities’ officers, directors, employees, agents, successors and assigns in a form acceptable to us, within a time specified therein, which release is not revoked within any time period allowed for revocation under applicable law.

If we terminate Mr. Baluch without Cause or if Mr. Baluch resigns for Good Reason within 24 months after a change in control, Mr. Baluch will receive the following benefits: (i) payment of any accrued compensation and any unpaid bonus for the prior year, as well as rights to indemnification and directors’ and officers’ liability insurance and any rights or privilege otherwise required by law; (ii) we will continue to pay his base salary and full bonus for a period of 12 months following the effective date of the termination of his employment; (iii) payment on a prorated basis for any partial bonus earned by Mr. Baluch based on the actual achievement of the specified bonus objectives; (iv) if Mr. Baluch timely elects continued health insurance coverage under COBRA, then we will pay the entire premium necessary to continue such coverage for Mr. Baluch and his eligible dependents until the conclusion of the time when he is receiving continuation of base salary payments or until he becomes eligible for group health insurance coverage under another employer’s plan, whichever occurs first, provided however that we have the right to terminate such payment of COBRA premiums on behalf of Mr. Baluch and instead pay him a lump sum amount equal to the COBRA premium times the number of months remaining in the specified period if we determine in our discretion that continued payment of the COBRA premiums is or may be discriminatory under Section 105(h) of the Internal Revenue Code of 1986, as amended; and (v) all restricted shares and unvested stock options held by Mr. Baluch shall be accelerated and deemed to have vested as of the termination date. The separation benefits set forth above are conditioned upon Mr. Baluch executing a release of claims against us, our parents, subsidiaries and affiliates and each such entities’ officers, directors, employees, agents, successors and assigns in a form acceptable to us, within a time specified therein, which release is not revoked within any time period allowed for revocation under applicable law.

For purposes of the agreement, “Cause” is defined as: (i) the willful failure, disregard or refusal by Mr. Baluch to perform his material duties or obligations under the agreement (other than as a result of Mr. Baluch’s mental incapacity or illness, as confirmed by medical evidence provided by a physician selected by us); (ii) any willful, intentional or grossly negligent act by Mr. Baluch having the effect of materially injuring (whether financially or otherwise) our business or reputation or any of our affiliates; (iii) Mr. Baluch’s conviction of any felony involving moral turpitude (including entry of a guilty or nolo contendere plea); (iv) Mr. Baluch’s qualification as a “bad actor,” as defined by 17 CFR 230.506(a); (v) the good faith determination by the Board, after a reasonable and good-faith investigation by us that Mr. Baluch engaged in some form of harassment prohibited by law (including, without limitation, harassment on the basis of age, sex or race) unless Mr. Baluch’s actions were specifically directed by the Board; (vi) any material misappropriation or embezzlement by Mr. Baluch of our property or our affiliates (whether or not a misdemeanor or felony); or (vii) breach by Mr. Baluch of any material provision of the agreement that is not cured, to the extent subject to cure, by Mr. Baluch to our reasonable satisfaction within 30 days after we gave written notice thereof to Mr. Baluch.

For purposes of the agreement, “Good Reason” is defined as: (i) any material breach of the agreement by us; (ii) any material reduction by us of Mr. Baluch’s duties, responsibilities, or authority; (iii) a material reduction in Mr. Baluch’s annual base salary unless all officers and/or members of our executive management team experience an equal or greater percentage reduction in annual base salary and/or total compensation; or (iv) a material reduction in Mr. Baluch’s target bonus level unless all officers and/or members of our executive management team experience an equal or greater percentage reduction related to target bonus levels.

If Mr. Baluch terminates his employment by written notice of termination or if Mr. Baluch or we terminate his employment by providing a notice of nonrenewal at least 90 days before the agreement is set to expire, Mr. Baluch will not be entitled to receive any payments or benefits other than any accrued compensation, any unpaid prior year’s bonus, rights to indemnification and directors’ and officers’ liability insurance and as otherwise required by law.

If Mr. Baluch’s employment is terminated as a result of his death or disability, we will pay him or his estate, as applicable, any accrued compensation and any unpaid prior year’s bonus.

During the term of the agreement and the 12-month period immediately following Mr. Baluch’s separation from employment for any reason, Mr. Baluch is prohibited from engaging in any business involving the development or commercialization of a preventive anti-infective product that would be a direct competitor of Neutrolin or a product containing taurolidine or any other product being actively developed or produced by us within the United States and the European Union on the date of termination of his employment.

The description of Mr. Baluch’s employment agreement provided above is qualified in its entirety by reference to the full and complete terms of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the press release announcing the appointment of Mr. Baluch is attached hereto as Exhibit 99.1 and incorporated herein by reference.

As previously disclosed in Current Reports on Form 8-K, filed with the Securities and Exchange Commission on July 17, 2015, April 11, 2016, and May 2, 2016, our former Chief Executive Officer, Randy Milby, has been serving as our Interim Chief Executive Officer. Mr. Milby will resign from this role, effective 11:59 PM on October 2, 2016. Mr. Milby will receive his previously disclosed severance benefits, a description of which may be found under the caption “Compensation Discussion & Analysis – Employment Agreements and Arrangements” in our Annual Report on Form 10-K/A, filed on April 29, 2016. Mr. Milby will also resign from our Board of Directors, effective at 11:59 PM on October 2, 2016.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of September 27, 2016 and effective as of October 3, 2016, between CorMedix Inc. and Khoso Baluch.

99.1	Press release dated as of October 3, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: October 3, 2016	By:	/s/ Cora M. Tellez
Cora M. Tellez
Chair of the Board

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